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                                                                       EXHIBIT 4

                     [Park National Corporation Letterhead]

                                  March 9, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

            Re: Park National Corporation - Annual Report on Form 10-K for the fiscal year ended December 31, 2005

Ladies and Gentlemen:

      Park National Corporation, an Ohio corporation ("Park"), is today filing its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the "Form 10-K").

      Pursuant to the provisions of Item 601(b)(4)(iii) of Regulation S-K, Park hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of long-term debt of Park's consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K. The long-term debt evidenced by such instruments and agreements does not exceed 10% of the total assets of Park and its subsidiaries on a consolidated basis.

                                        Very truly yours,

                                        PARK NATIONAL CORPORATION

                                        /s/ John W. Kozak

                                        John W. Kozak
                                        Chief Financial Officer